FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 18, 2025

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into or Amendment of a Material Definitive Agreement.

Convertible Notes

On November 24, 2025 (the “Closing Date”), Eos Energy Enterprises, Inc. (the “Company”) issued $600,000,000 aggregate principal amount of its 1.75% Convertible Senior Notes due 2031 (the “Notes”). The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of the Closing Date, between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). Pursuant to the purchase agreement between the Company and the representatives of the initial purchasers of the Notes, the Company granted the initial purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $75,000,000 principal amount of Notes. On November 20, 2025, the initial purchasers exercised such option to purchase additional Notes in full.

The Notes will be the Company’s senior, unsecured obligations and will be (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness (including the Company’s 6.75% Convertible Senior Notes due 2030 (the “Existing 2030 Convertible Notes”)); (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

The Notes will accrue interest at a rate of 1.75% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2026. The Notes will mature on December 1, 2031, unless earlier repurchased, redeemed or converted. Before September 3, 2031, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after September 3, 2031, noteholders may convert their Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election, based on the applicable conversion rate(s). However, unless and until the Company increases the number of authorized shares of its common stock, or otherwise increases the number of shares of its common stock available to settle conversions of the Notes, and, in each case, reserves the required number of shares solely for issuance upon conversion of the Notes, the Company will settle all conversions entirely in cash. The initial conversion rate is 61.3704 shares of the Company’s common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $16.29 per share of the Company’s common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

The Notes will be redeemable, in whole or in part (subject to certain limitations described below), at the Company’s option at any time, and from time to time, on or after December 5, 2028 and on or before the 41st scheduled trading day immediately before the maturity date, but only if certain liquidity conditions are satisfied and the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such redemption notice. However, the Company may not redeem less than all of the outstanding Notes unless at least $75.0 million aggregate principal amount of Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. The redemption price will be a cash amount equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, calling any Note for redemption will constitute a Make-Whole Fundamental Change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

The Notes will have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) a default in the Company’s obligation to convert a Note upon the exercise of the conversion right with respect thereto, if such default is not cured within three business days after its occurrence; (iv) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (v) a default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (vi) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for borrowed money of at least $100,000,000; (vii) the rendering of certain judgments against the Company or any of its significant subsidiaries for the payment of at least $50,000,000, where such judgments are not discharged or stayed within 60 days after the date on which the right to appeal has expired or on which all rights to appeal have been extinguished; and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.

If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the Notes for up to 365 days at a specified rate per annum not exceeding 0.50% on the principal amount of the Notes.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the certificate representing the Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.

Sixth Amendment to Credit Agreement

As previously disclosed, on June 21, 2024, Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”), entered into a credit and guaranty agreement (as amended by the First Omnibus Amendment to Credit Documents, dated as of November 26, 2024, as further amended by the First Amendment to Credit and Guaranty Agreement, dated as of April 30, 2025, as further amended by the Second Amendment to Credit and Guaranty Agreement, dated as of May 28, 2025, as further amended by that Third Amendment to Credit and Guaranty Agreement, dated as of May 29, 2025, as further amended by that Fourth Amendment to Credit and Guaranty Agreement, dated as of July 29, 2025, as further amended by that Fifth Amendment to Credit and Guaranty Agreement, dated as of November 18, 2025, and as further amended, amended and restated, supplemented, extended, refinanced and/or otherwise modified and in effect prior to the date hereof, the “Credit Agreement”), by and among the Company, certain of the Company’s subsidiaries as guarantors party thereto, Cerberus US Servicing, LLC (“Cerberus”), as administrative agent and collateral agent and the lenders party thereto from time to time (the “Lenders”), pursuant to which the Lenders have provided a $210.5 million secured multi-draw facility (the “Delayed Draw Term Loan”) that was made in four installments and a $105 million revolving credit facility, to be made available at the Lenders’ sole discretion and only if the Delayed Draw Term Loan is fully funded, on terms and subject to conditions set forth in the Credit Agreement.

On November 19, 2025, the Company entered into that certain Sixth Amendment to Credit and Guaranty Agreement (the “Credit Agreement Amendment”), by and among the Company, certain of the Company’s subsidiaries as guarantors thereto and the Lenders, pursuant to which, among other things, the Credit Agreement was amended to permit the Company to settle conversions of the Notes in cash in accordance with the terms of the Notes until such time as an affirmative vote from the minimum number of shareholders required to approve an increase in the number of the Company’s authorized shares has been taken.

This description of the Credit Agreement Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above under the heading Convertible Notes is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. A maximum of 46,948,320 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 78.2472 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

As previously disclosed, on November 18, 2025, the Company, entered into a warrant agreement (the “Warrant Agreement”) with the United States Department of Energy (the “DOE”) pursuant to which the Company agreed to issue to the DOE a warrant to purchase up to 570,000 shares of common stock of the Company (the “Warrant”). On November 21, 2025, the Company issued the Warrant to the DOE in accordance with the terms of the Warrant Agreement, in reliance upon Section 4(a)(2) of the Securities Act, in a transaction not involving any public offering.

Item 8.01. Other Events.

On November 19, 2025, the Company entered into certain share purchase agreements, by and between the Company and certain purchasers (the “Purchasers” and, such agreements, the “Purchase Agreements”), pursuant to which the Company agreed to sell 35,855,647 shares of the Company’s common stock in a registered direct offering at a price of $12.78 per share (the “Offering”). The issuance and sale of 35,855,647 shares of the Company’s common stock was completed on November 24, 2025.

The sale of shares of the Company’s common stock was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-287629) (the “Registration Statement”), as supplemented by a preliminary prospectus supplement, dated November 18, 2025, and a final prospectus supplement, dated November 19, 2025, each filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

In connection with the Offering, the legal opinion as to the legality of the shares of the Company’s common stock sold in the Offering is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

In addition, on November 19, 2025, the Company entered into certain separate, privately negotiated note purchase agreements by and between the Company and a limited number of holders of the Company's Existing 2030 Convertible Notes, pursuant to which the Company agreed to repurchase (the "Repurchases") $200.0 million aggregate principal amount of the Company's Existing 2030 Convertible Notes for approximately $564.6 million. The Repurchases were completed on or about November 24, 2025.

Press Releases

On November 18, 2025, the Company issued a press release relating to its proposed private offering of the Notes. On November 20, 2025, the Company issued a press release relating to the pricing of the Notes. Copies of the Company’s press releases are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of November 24, 2025, between Eos Energy Enterprises, Inc. and Wilmington Trust, National Association, as trustee.
4.2	Form of certificate representing the 1.75% Convertible Senior Notes due 2031 (included in Exhibit 4.1).
5.1	Opinion of Davis Polk & Wardwell LLP.
10.1	Sixth Amendment to Credit and Guaranty Agreement, dated November 19, 2025, by and among the Company, CCM Denali Debt Holdings, LP and Cerberus US Servicing, LLC.
23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).
99.1	Press release issued by Eos Energy Enterprises, Inc., dated November 18, 2025.
99.2	Press release issued by Eos Energy Enterprises, Inc., dated November 20, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

# Portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K because they are both (i) not material and (ii) contain the type of information that the Company customarily and actually treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2025	EOS ENERGY ENTERPRISES, INC.

	By:	/s/ Nathan Kroeker
	Name:	Nathan Kroeker
	Title:	Interim Chief Financial Officer

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